As filed with the Securities and Exchange Commission on December 12, 2019
Registration No. 333-144785
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
EASTGROUP PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	13-2711135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 W Parkway Place
Suite 100
Ridgeland, Mississippi 39157
(601) 354-3555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marshall A. Loeb
Chief Executive Officer and President
EastGroup Properties, Inc.
400 W Parkway Place
Suite 100
Ridgeland, Mississippi 39157
(601) 354-3555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Ettore A. Santucci, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-144785 (the “Original Registration Statement”), of EastGroup Properties, Inc. (the “Company”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on July 23, 2007. The Original Registration Statement registered 500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for sale pursuant to the EastGroup Properties, Inc. Dividend Reinvestment Plan. The offering pursuant to the Original Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Original Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 444,057 shares of Common Stock registered, but unsold, under the Original Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgeland, Mississippi, on December 12, 2019.
EASTGROUP PROPERTIES, INC.

By:	/s/ Marshall A. Loeb
Marshall A. Loeb
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated on December 12, 2019.

Signature	Capacity

/s/ David H. Hoster II	Chairman of the Board
David H. Hoster II

/s/ Marshall A. Loeb	Chief Executive Officer, President and Director
Marshall A. Loeb	(Principal Executive Officer)

/s/ Brent W. Wood	Executive Vice President, Chief Financial Officer and Treasurer
Brent W. Wood	(Principal Financial Officer)

/s/ Bruce Corkern	Senior Vice President, Chief Accounting Officer and Secretary
Bruce Corkern, CPA	(Principal Accounting Officer)

*	Director
D. Pike Aloian

*	Director
H.C. Bailey, Jr.

/s/ H. Eric Bolton, Jr.	Director
H. Eric Bolton, Jr.

/s/ Donald F. Colleran	Director
Donald F. Colleran

*	Director
Hayden C. Eaves III

*	Director
Mary E. McCormick

*	Director
Leland R. Speed

*By:	/s/ David H. Hoster II
David H. Hoster II, Attorney-in-Fact
Pursuant to Power of Attorney